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                                                                  EXHIBIT 23.02

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Rational Software Corporation

  We consent to incorporation by reference in the registrations statements (Nos. 33-77832, 33-85906, 33-97044, 333-15007, 333-15015, 333-21563, 333-
22687, 333-25815, 333-31505, 333-32991, 333-39455, 333-39569, 333-45393 and
333-52017) on form S-8 of Rational Software Corporation of our report dated January 21, 1997, except as to Note 2, which is as of January 21, 1997, relating to the consolidated balance sheet of Pure Atria Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders'equity, and cash flows for each of the years in the two-year period ended December 31, 1996 which report appears in the March 31, 1998, annual report on Form 10-K of Rational Software Corporation.

                                          /s/ KPMG Peat Marwick LLP

Mountain View, California
May 28, 1998